EXHIBIT 23     CONSENT OF EXPERTS AND COUNSEL






                        INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Ambac Assurance Corporation:

We consent to the incorporation by reference in the registration statement (No. 33-99598) on Form S-3 of Structured Asset Securities Corporation (the "Registrant") and in the Prospectus Supplement Series 1998-1 of the
Registrant (the "Prospectus Supplement"), included in Form 8-K of the Registrant dated February 5, 1998, of our report dated January 27, 1998 on the consolidated financial statements of Ambac Assurance Corporation (formerly AMBAC Indemnity Corporation) as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, which report appears in the Form 8-K of Ambac Financial Group, Inc., (formerly AMBAC Inc.) dated March 12, 1997 and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.



                                        /s/ KPMG Peat Marwick LLP

                                        KPMG Peat Marwick LLP


New York, New York
February 5, 1998